EXHIBIT 32.1

CERTIFICATION PURSUANT TO

18 U.S.C. SECTION 1350,

AS ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In accordance with 18 U.S.C. 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, Henry A. Fernandez, Chairman, CEO and President of MSCI Inc. (the “Registrant”) and Kathleen A. Winters, the Chief Financial Officer of the Registrant, each hereby certifies that, to the best of his/her knowledge:

1.

The Registrant’s Annual Report on Form 10-K for the period ended December 31, 2016 (the “Periodic Report”), to which this Certification is attached as Exhibit 32.1, fully complies with the requirements of Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934, as amended; and

2.

The information contained in the Periodic Report fairly presents, in all material respects, the financial condition of the Registrant at the end of the period covered by the Periodic Report and results of operations of the Registrant for the periods covered by the Periodic Report.

Date: February 24, 2017

/s/ Henry A. Fernandez	/s/ Kathleen A. Winters
Henry A. Fernandez	Kathleen A. Winters
Chairman, Chief Executive Officer and President	Chief Financial Officer
(Principal Executive Officer)	(Principal Financial Officer)